September 1, 2017

Dycom Industries, Inc.
Dycom Investments, Inc.
11780 U.S. Highway 1, Suite 600
Palm Beach Gardens, Florida 33408

Dycom Industries, Inc.
Dycom Investments, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dycom Industries, Inc., a Florida corporation (the “Company”), Dycom Investments, Inc., a Delaware corporation (“Investments”) and the subsidiaries of the Company listed on Schedule A hereto (the “Subsidiaries” and, together with the Company and Investments, the “Registrants”), in connection with the preparation and filing by the Registrants of an automatic registration statement on Form S‑3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) debt securities of the Company (the “Company Debt Securities”) which may be senior or subordinated, (ii) debt securities of Investments (the “Investments Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”) which may be senior or subordinated, (iii) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Registrants (each a “Guarantor” and, collectively, the “Guarantors”), (iv) common stock, par value $0.33 1/3 per share, of the Company (the “Common Stock”), (v) preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (vi) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or any combination thereof (the “Warrants”), (vii) securities purchase contracts of the Company (the “Securities Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities at a future date or dates and (viii) units of the Company consisting of one or more of Company Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants or Securities Purchase Contracts (the “Units” and, together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Securities Purchase Contracts, the “Securities”).  The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The Company Debt Securities will be issued pursuant to an Indenture (the “Company Indenture”) among the Company, the Guarantors, if any, and the trustee party thereto (the “Trustee”), a form of which is incorporated by reference as an exhibit to the Registration Statement.  The Investments Debt Securities will be issued pursuant to an Indenture (the “Investments Indenture” and, together with the Company Indenture, the “Indentures”) among Investments, the Guarantors, if any, and the Trustee, a form of which is incorporated by reference as an exhibit to the Registration Statement.  The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (the “Warrant Agent”).  The Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary party thereto (the “Depositary”). The Securities Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the securities purchase contract agent party thereto (the “Purchase Contract Agent”).  The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent party thereto (the “Unit Agent”).  Each Certificate of Designation, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement and Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K to be filed by the Company in connection with a specific offering and incorporated by reference into the Registration Statement.  The Indentures, Warrant Agreement, Deposit Agreement, Certificate of Designation, Purchase Contract Agreement and Unit Agreement are hereinafter referred to as the “Securities Documents.”

In that connection, we have reviewed the following:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)
Originals or copies of such other records of the Registrants, certificates of public officials and officers of the Registrants and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

(d)
Copies of the Articles of Organization and Amended and Restated Agreement of Limited Liability Company of the Guarantor named in Schedule B hereto under the heading “Covered Guarantor” (the “Covered Guarantor”), as amended through the date hereof.

In our review of the documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Registrants.

(e)
That each of the Securities Documents will be the legal, valid and binding obligation of each party thereto, other than the Registrants, enforceable against each such party in accordance with its terms, and that each Securities Document will be governed by and construed in accordance with the law of the State of New York.

(f)	That:

(i)          Each of the Registrants, other than the Covered Guarantor, is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)          Each of the Registrants, other than the Covered Guarantor, has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Securities Documents to which it is or will be a party.

(iii)          The execution, delivery and performance by each of the Registrants of the Securities Documents to which it is or will be a party do not and will not:

(A)          except with respect to the Covered Guarantor, contravene its respective certificate or articles of incorporation, limited liability company agreement, by-laws or other organizational documents; or

(B)          except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(g)
That the execution, delivery and performance by each of the Registrants of the Securities Documents to which it is or will be a party do not and will not except with respect to any documents and agreements filed as exhibits to any filing of the Company incorporated by reference into the Registration Statement, result in any conflict with, or breach of, any agreement or document binding on it.

(h)
No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any of the Registrants of any Securities Document to which it is or will be a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(i)
At the time of any offering or sale, the Securities and the Securities Documents relating thereto will have been specifically authorized for issuance and execution and delivery by the Company, Investments and the Guarantors, as applicable, by their respective Board of Directors or Board of Governors or an authorized committee thereof.

(j)
Any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

(k)
Any Securities consisting of Common Stock, Preferred Stock, Depositary Shares or Warrants, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will when so issued have been duly authorized, executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof.

(l)
With respect to the issuance and sale of any Debt Securities, (i) the applicable Indenture will have been duly executed and delivered by the Company, Investments and the Guarantors, as applicable, and the Trustee, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company or Investments, as applicable, and (b) as provided in the Indenture.

(m)
With respect to the issuance and sale of any Depositary Shares, (i) the related Deposit Agreement will have been duly executed and delivered by the Company and the Depositary, and (ii) the Depositary Shares, when issued, will be executed, issued and delivered (and the Company will have deposited shares of the Preferred Stock with the Depositary pursuant to such Deposit Agreement) (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Deposit Agreement.

(n)
With respect to the issuance and sale of any Warrants, (i) the related Warrant Agreement will have been duly executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants, when issued, will be executed, countersigned by the Warrant Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Warrant Agreement.

(o)
With respect to the issuance and sale of any Securities Purchase Contracts, (i) the related Purchase Contract Agreement will have been duly executed and delivered by the Company and the Purchase Contract Agent, and (ii) the Securities Purchase Contracts, when issued, will be executed, countersigned by the Purchase Contract Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Purchase Contract Agreement.

(p)
With respect to the issuance and sale of any Units, (i) the related Unit Agreement will have been duly executed and delivered by the Company and the Unit Agent, and (ii) the Units, when issued, will be executed, countersigned by the Unit Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Unit Agreement.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules and regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the transactions governed by the Securities Documents, and for purposes of assumption paragraph (f) above, the General Corporation Law of the State of Delaware.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	The Covered Guarantor is a limited liability company validly existing and in good standing under the law of the State of New York.

2.	The Covered Guarantor has the limited liability company power to execute, deliver and perform the Guarantees to which it is a party.

3.
The Guarantees, when duly authorized by all necessary limited liability company action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate law purposes by the Covered Guarantor.

4.
The Company Indenture, when duly executed and delivered by the Company and the Guarantors, if any, will be the legal, valid and binding obligation of the Company and the applicable Guarantors, enforceable against the Company and such Guarantors in accordance with its terms.

5.
The Investments Indenture, when duly executed and delivered by Investments and the Guarantors, if any, will be the legal, valid and binding obligation of Investments and the applicable Guarantors, enforceable against Investments and such Guarantors in accordance with its terms.

6.
Any Securities consisting of Company Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Company Indenture.

7.
Any Securities consisting of Investments Debt Securities will constitute valid and binding obligations of Investments, enforceable against Investments in accordance with their terms and will be entitled to the benefits of the Investments Indenture.

8.
Any Securities consisting of Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable against such Guarantors in accordance with their terms and will be entitled to the benefits of the applicable Indenture.

9.	Any Securities consisting of Depositary Shares will be validly issued and will be entitled to the benefits of the Deposit Agreement.

10.	Any Securities consisting of Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

11.	Any Securities consisting of Securities Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

12.	Any Securities consisting of Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the following qualifications:

(a)
Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)
Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)
Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law. Where matters of applicable law, other than Generally Applicable Law, are relevant to such opinions, we have without independent investigation on our part assumed the accuracy and, to the extent necessary in connection with the opinions contained herein, relied upon the opinions, dated the date hereof, furnished to you of (i) Akerman LLP, special Florida counsel to the Company and certain Guarantors, (ii) Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., special Georgia counsel to certain Guarantors, (iii) Barack Ferrazzano Kirschbaum & Nagelberg LLP, special Illinois counsel to a certain Guarantor (iv) Brown & Bunch, PLLC, special North Carolina counsel to a certain Guarantor, (v) Cokinos | Young, P.C., special Texas counsel as to a certain Guarantor, (vi) Davis Wright Tremaine LLP, special Washington counsel to a certain Guarantor, (vii) Dorsey & Whitney LLP, special Minnesota counsel to certain Guarantors, (viii) Fennemore Craig, P.C., special Arizona counsel to a certain Guarantor, (ix) K&L Gates LLP, special Delaware counsel to certain Guarantors, (x) Liskow & Lewis, special Louisiana counsel to a certain Guarantor, and (xi) McElroy, Deutsch, Mulvaney & Carpenter, LLP, special Colorado counsel to a certain Guarantor, in each case delivered to you on the date hereof, and our opinions are subject to the same assumptions, qualifications and limitations with respect to matters of Florida, Georgia, Illinois, North Carolina, Texas, Washington, Minnesota, Arizona, Delaware, Louisiana and Colorado law expressed in each such opinion.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

RCT/EK
LN

SCHEDULE A
Subsidiaries
Ansco & Associates, LLC
Apex Digital, LLC
Blair Park Services, LLC
Broadband Express, LLC
Broadband Installation Services, LLC
C-2 Utility Contractors, LLC
CableCom, LLC
Cavo Broadband Communications, LLC
CCLC, Inc.
ClearLight Technologies, LLC
Communications Construction Group, LLC
Dycom Capital Management, Inc.
Dycom Corporate Identity, Inc.
Dycom Identity, LLC
Engineering Associates, LLC
Ervin Cable Construction, LLC
Fiber Technologies Solutions, LLC
Globe Communications, LLC
Golden State Utility Co.
Ivy H. Smith Company, LLC
Kanaan Communications, LLC
Lambert’s Cable Splicing Company, LLC
Locating, Inc.
Midtown Express, LLC
NeoCom Solutions, LLC
Nichols Construction, LLC
Niels Fugal Sons Company, LLC
North Sky Communications, LLC
OSP Services, LLC
Parkside Site & Utility Company Corporation
Parkside Utility Construction, LLC
Pauley Construction, LLC
PBG Acquisition V, LLC
PBG Acquisition VI, LLC
Point to Point Communications, Inc.
Precision Valley Communications of Vermont, LLC
Prince Telecom, LLC
Professional Teleconcepts, LLC, an Illinois limited liability company
Professional Teleconcepts, LLC, a New York limited liability company
RJE Telecom, LLC
Sage Telecommunications Corp. of Colorado, LLC
Spectrum Wireless Solutions, LLC
Star Construction, LLC
Stevens Communications, LLC
TCS Communications, LLC
TelCom Construction, Inc.

Tesinc, LLC
Texstar Enterprises, Inc.
Tjader & Highstrom Utility Services, LLC
Trawick Construction Company, LLC
Triple-D Communications, LLC
Underground Specialties, LLC
UtiliQuest, LLC
VCI Construction, LLC
VCI Utility Services Holdings, LLC
VCI Utility Services, LLC
White Mountain Cable Construction, LLC

SCHEDULE B
Covered Guarantor

Professional Teleconcepts, LLC, a New York limited liability company